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                                                                      Exhibit 12

                Intervest Bancshares Corporation and Subsidiary
               Computation of Ratios of Earnings to Fixed Charges


                                        For the Year Ended December 31, 1998
                                        ------------------------------------
                                             Intervest
                                             Bancshares
                                             Corporation &   Intervest
                                             Intervest Bank  Bancshares
($ in thousands)                             Consolidated    Corporation
--------------------------------------------------------------------------------
Earnings before income taxes                      $ 2,374   $   531
Fixed charges, excluding interest on deposits         320       319
                                                  ------------------------------
Earnings before income taxes and fixed charges,
     excluding interest on deposits                 2,694       850
Interest on deposits                                7,977      --
                                                  ------------------------------
Earnings before income taxes and fixed charges,
     including interest on deposits               $10,671   $   850
--------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits                8.42 x    2.66 x
     Including interest on deposits                1.29 x    2.66 x
--------------------------------------------------------------------------------
Note: Fixed charges for 1998 represent interest on convertible debentures and federal funds purchased, and amortization of debenture offering costs.


                                        For the Year Ended December 31, 1997
                                        ------------------------------------
                                             Intervest
                                             Bancshares
                                             Corporation &   Intervest
                                             Intervest Bank  Bancshares
($ in thousands)                             Consolidated    Corporation
--------------------------------------------------------------------------------
Earnings before income taxes                      $1,331      $  166
Fixed charges, excluding interest on deposits          1        --
                                                  ------------------------------
Earnings before income taxes and fixed charges,
     excluding interest on deposits                1,332         166
Interest on deposits                               5,893
                                                  ------------------------------
Earnings before income taxes and fixed charges,
     including interest on deposits               $7,225      $  166
--------------------------------------------------------------------------------

Earnings to fixed charges ratios:
     Excluding interest on deposits           1,332.00 x          --
     Including interest on deposits               1.23 x          --
--------------------------------------------------------------------------------
Note: Fixed charges for 1997 represent interest on federal funds purchased.